Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-201334) on Form S-1 of Aethlon Medical, Inc. of our report dated June 25, 2015, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

July 14, 2015